Calculation of Filing Fee Tables
S-8
Acrivon Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value	Other	3,000,000	$ 1.62	$ 4,860,000.00	0.0001381	$ 671.17
Total Offering Amounts:						$ 4,860,000.00		$ 671.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 671.17
Offering Note
[1]	(a) Acrivon Therapeutics, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement to register 3,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), for issuance under the Acrivon Therapeutics, Inc. Amended and Restated 2022 Equity Incentive Plan (the "A&R 2022 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of Common Stock, which may become issuable pursuant to the provisions of the A&R 2022 Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. (b) The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Stock Market on August 5, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources